CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact: Heather J. Wietzel

(513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation Declares Regular Quarterly Cash Dividend

CINCINNATI, November 21, 2005 -- Cincinnati Financial Corporation (Nasdaq: CINF) today announced that the board of directors has declared a 30½ cents per share regular quarterly cash dividend payable January 17, 2006, to shareholders of record on December 23, 2005. In January, the board raised the 2005 indicated annual cash dividend payout by 15 percent, including the effect of the 5 percent stock dividend distributed in April.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU commented, “Cincinnati reported results for the first nine months of 2005 that maintained our record of above-average growth and industry-leading profitability. We believe we can sustain that record, building value for shareholders over the longer term.”

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals.

This is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Certain forward-looking statements contained herein involve potential risks and uncertainties. The company’s future results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to changes in weather patterns, environmental events, terrorism incidents or other causes

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased and financial strength of reinsurers

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Increased frequency and/or severity of claims

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Downgrade of the company’s financial strength ratings,

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our advantage in these areas

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Insurance regulatory actions, legislation or court decisions or legal actions that increase expenses or place us at a disadvantage in the marketplace

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Delays in the development, implementation, performance and benefits of technology projects and enhancements

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Inaccurate estimates or assumptions used for critical accounting estimates, including loss reserves

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Events that reduce the company’s ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 in the future

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Sustained decline in overall stock market values negatively affecting the company’s equity portfolio; in particular a sustained decline in the market value of Fifth Third Bancorp shares, a significant equity holding

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Events that lead to a significant decline in the value of a particular security and impairment of the asset

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income

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Adverse outcomes from litigation or administrative proceedings

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Effect on the insurance industry as a whole, and thus on the company’s business, of the recent actions undertaken by the Attorney General of the State of New York and other regulators against participants in the insurance industry, as well as any increased regulatory oversight that might result

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Limited flexibility in conducting investment activities if the restrictions imposed by the Investment Company Act of 1940 were to become applicable to the parent company or the application for exemptive relief is not approved

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Readers are cautioned that the company undertakes no obligation to review or update the forward-looking statements included herein.

6200 S. Gilmore Road, Fairfield, Ohio  45014-5141